Exhibit 99.1

Essex Property Trust Prices $150 Million of 4.000% Senior Notes Due 2029

San Mateo, California—March 19, 2019—Essex Property Trust, Inc. (NYSE:ESS) announced today that its operating partnership, Essex Portfolio, L.P. (the “Issuer”), priced an underwritten public offering of $150 million aggregate principal amount of 4.000% senior notes due 2029 (the “Notes”). The Notes are being offered as additional notes under an indenture pursuant to which the Issuer previously issued $350 million aggregate principal amount of 4.000% senior notes due 2029 on February 11, 2019 (the “Initial Notes”). The Notes will have substantially identical terms as the Initial Notes, will be treated as a single series with the Initial Notes and will have the same CUSIP number as the Initial Notes. The Notes were priced at 100.717% of par value, plus accrued interest from February 11, 2019 up to, but not including, the date of delivery of the Notes, with a yield to maturity of 3.910%. Interest is payable semiannually at an interest rate per annum of 4.000% on March 1 and September 1 of each year with the first interest payment due September 1, 2019. The Notes mature on March 1, 2029. The Notes will be the senior unsecured obligations of the Issuer and will be fully and unconditionally guaranteed by Essex Property Trust, Inc. The Notes offering is expected to close on March 26, 2019, subject to the satisfaction of certain closing conditions.

The Issuer expects to use the net proceeds to repay indebtedness under its unsecured line of credit facilities and for other general corporate and working capital purposes.

J.P. Morgan Securities LLC, Citigroup Global Markets Inc., U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC, Jefferies LLC and MUFG Securities Americas Inc. served as joint book-running managers. BB&T Capital Markets, a division of BB&T Securities, LLC, BNP Paribas Securities Corp. and Mizuho Securities USA LLC served as senior co-managers and Capital One Securities, Inc., Regions Securities LLC and Scotia Capital (USA) Inc. served as co-managers for the offering.

The Issuer and Essex Property Trust, Inc. have filed a registration statement (including a preliminary prospectus supplement and a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. You may get these documents for free by searching the SEC online database on the SEC website at http://www.sec.gov. Alternatively, the Issuer, Essex Property Trust, Inc., any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it from (i) J.P. Morgan Securities LLC collect at 1-212-834-4533, (ii) Citigroup Global Markets Inc. toll free at 1-800-831-9146, (iii) U.S. Bancorp Investments, Inc. toll free at 1-877-558-2607 or (iv) Wells Fargo Securities, LLC toll free at 1-800-645-3751.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any jurisdiction in which, or to any person to whom, such offer, solicitation or sale would be unlawful.

About Essex Property Trust, Inc.
Essex Property Trust, Inc. (“Essex”), an S&P 500 company, is a fully integrated real estate investment trust (“REIT”) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 245 apartment communities with an additional 6 properties in various stages of active development.

Safe Harbor Statement
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements which are not historical facts, including statements regarding our expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements related to the Notes offering and the expected use of the net proceeds therefrom.

While our management believes the assumptions underlying its forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control, which could cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect our current expectations of the approximate outcomes of the matters discussed. Factors that might cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following: we may fail to achieve our business objectives; there may be a downturn in general economic conditions, the real estate industry, and the markets in which our communities are located; changes in laws or regulations; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; risks associated with the availability and terms of financing, the use of debt to fund acquisitions and developments and the ability to refinance indebtedness as it comes due; failure to maintain credit ratings with the rating agencies; risks and uncertainties affecting property acquisitions and developments, increases in interest rates and volatility in the securities markets; Essex’s ability to maintain its status as a REIT and those risks, special considerations, and other factors referred to in our most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and the prospectus supplement and related prospectus for this offering, as well as our other filings with the SEC that are incorporated by reference in such prospectus supplement and accompanying prospectus. All forward-looking statements are made as of the date hereof, we assume no obligation to update or supplement this information for any reason, and therefore, they may not represent our estimates and assumptions after the date of this press release.

Contact Information
Rylan Burns
Director of Investor Relations
(650) 655-7800
rburns@essex.com